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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of MessageMedia, Inc. pertaining to the Decisive Technology Corporation 1996 Stock Option Plan of our report dated February 2, 1999 except for Note 12, for which the date is March 26, 1999, with respect to the consolidated financial statements and schedule of MessageMedia, Inc. included in its Annual Report (Form 10K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     Ernst & Young LLP

Denver, Colorado
                                                              September 2, 1999